UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [_]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           ARGONAUT TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)

                            Jewelcor Management, Inc.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

                           ARGONAUT TECHNOLOGIES INC.

--------------------------------------------------------------------------------
             SOLICITATION OF SHAREHOLDER REQUESTS TO CALL A SPECIAL
                             MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------
               SOLICITATION STATEMENT OF JEWELCOR MANAGEMENT, INC.

--------------------------------------------------------------------------------

WHY YOU WERE SENT THIS SOLICITATION STATEMENT

Jewelcor Management, Inc. ("JMI") is hereby asking you to help it call a special meeting of shareholders of Argonaut Technologies, Inc. ("Argonaut" or the "Company"). This solicitation statement and the accompanying WHITE request card are being furnished to holders of the Company's common stock (the "Common Stock"). JMI seeks to call a special meeting of the Company's shareholders for the purpose of considering and voting upon certain proposals described below on page __ (the "Proposals"). At this time, JMI is only soliciting your request to call the special meeting. JMI is not currently seeking your proxy, consent, authorization or agent designation for approval of any proposal or any other actions. In the event the special meeting will be called, JMI will send you proxy materials relating to the Proposals to be voted upon at the special meeting.

JMI believes that the actions of the board of directors on May 24, 2004, purporting to amend the Company's bylaws to change the percentage of voting power of the Company's Common Stock necessary to call a special meeting from 10% to 40%, were invalid. Notwithstanding this position, JMI is seeking requests to call the special meeting by holders of not less than 40% of all of the shares entitled to vote in order to avoid a possible delay of the special meeting of shareholders that it is seeking to be held in the event that the Company's management applies that bylaws amendment.

As of November 15, 2004, JMI was the beneficial owner of, and had the right to vote, 1,315,233 shares of the Company's Common Stock, representing approximately 6.36% of the outstanding Common Stock of the Company.

This solicitation statement and the accompanying WHITE request card are first being mailed to shareholders on or about November __, 2004. Requests should be delivered as promptly as possible, by fax or by mail (using the enclosed envelope), to D.F. King & Co., JMI's Information Agent, as set forth below.

THIS SOLICITATION IS BEING MADE BY JMI, AND NOT ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

YOUR REQUEST IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. JMI URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE REQUEST TO CALL A SPECIAL MEETING.

                                    IMPORTANT

IF YOUR SHARES OF COMPANY COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE REQUEST CARD TO D.F. KING & CO. IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A WHITE REQUEST CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A WHITE REQUEST CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMPANY COMMON STOCK. JMI URGES YOU TO CONFIRM IN WRITING

YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO JMI IN CARE OF D.F. KING & CO. TO THE ADDRESS BELOW, SO THAT JMI WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED. IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR WHITE REQUEST CARD OR REQUIRE ASSISTANCE, PLEASE
CONTACT:

                                 D.F. KING & CO.
                                 48 WALL STREET
                            NEW YORK, NEW YORK 10005
                         CALL TOLL-FREE: (XXX) XXX-XXXX
                               FAX: (XXX) XXX-XXXX

JMI, a significant shareholder of the Company, believes that calling a special meeting at which the shareholders can, if they choose, remove certain of the current directors, will give the shareholders the opportunity to express their satisfaction or dissatisfaction with the composition and performance of the Board and provide shareholders with the opportunity to designate one or more new directors. As of the date of this Solicitation Statement, JMI has not definitively selected any individual(s) it would nominate to fill any vacancy in the Company's board of directors, other than Seymour Holtzman.

The Company has lost over $85,000,000 since its inception and has lost money every year it has been in existence. In 2004 alone, the Company has had to revise its earnings guidance downward two times to the point where Ms. Goldenstein, the President, CEO and board member, announced on the Company's third quarter conference call that the Company will stop giving guidance.
Ms. Goldenstein's initial earnings guidance on February 24, 2004 was for the Company to have a midpoint net loss of $3.75 million. On April 29, 2004, Ms. Goldenstein increased the net loss to a midpoint of $6.5 million and then on July 29, 2004, the net loss was revised to a midpoint of $8.0 million.

Of particular concern to JMI is the rate at which the Company is spending its remaining cash. In the last quarter (ending September 2004), the Company spent approximately $2.8 million of cash. At the current rate, JMI believes that the Company will have no remaining cash within the next year absent a loan to the Company or a sale by the Company of its securities. JMI is not aware of any financing efforts made by or on behalf of the Company.

THE SPECIAL MEETING

In connection with JMI's soliciting requests to call the special meeting, it is furnishing you with this Solicitation Statement and a form of request to enable you and the Company's other shareholders to call the special meeting. For the special meeting to be held in accordance with the amendments to the bylaws purportedly adopted by the Board on May 24, 2004, requests in favor of the call and demand of the special meeting must be executed by the holders of not less than 40% of all of the shares entitled to vote at such meeting (the "Requisite Holders"). According to the Company's Form 10-Q for the fiscal quarter ended September 30, 2004, as of October 31, 2004, there were 20,685,050 shares of the Company's Common Stock outstanding. Based on such number, requests from holders of an aggregate of at least 8,274,020 shares would be required to call the special meeting under the purported bylaws amendment. Based on the Schedule 13D filed on November 11, 2004 by Husic Capital Management, the beneficial owner of 5,006,865 shares of the Company's Common Stock, it is supporting JMI's request for a special meeting. By combining the aggregate share ownership of Husic and JMI, additional requests from other holders of 1,951,922 shares of the Company's Common Stock will be required to call the special meeting under the purported bylaws amendment. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED WHITE CARD BEFORE DECEMBER __, 2004. The failure to sign and return the WHITE request card will have the same effect as opposing the call of a special meeting.

THE PROPOSALS

If JMI is successful in soliciting requests, the Company will be required to call and hold the special meeting. After the special meeting is called, JMI intends to solicit proxies from you in support of the Proposals by sending you a notice of the special meeting, a proxy statement and a proxy card for use therewith. At the special meeting, the shareholders will be asked to vote on Proposals to: (i) amend the Bylaws to provide that any vacancy in the Company's board of directors occurring by reason of removal of any director or directors by the stockholders shall be filled, for the unexpired term of the director or directors so removed, only by the affirmative vote of a majority of the voting power of the outstanding shares; (ii) remove some or all the current members of the Company's board of directors, except Frank Husic, including removal of one or more directors for cause; and (iii) elect individuals to the Company's board of directors to fill the vacancies created by such removal of directors, to serve until their successors are duly elected and qualified, all as set forth in a letter from JMI to the Company, dated November 4, 2004, in which JMI requests the Company to promptly call a special meeting.

JMI expects to request, in any future proxy materials relating to the special meeting, authority to (i) initiate and vote for proposals to recess or adjourn the special meeting for any reason and/or (ii) oppose and vote against any proposal to recess or adjourn the special meeting. JMI does not currently anticipate additional proposals on any substantive matters. Nevertheless, JMI reserves the right to either modify the Proposals or cause additional proposals to be identified in the proxy materials for the special meeting. JMI is not aware of any other proposals to be brought before the Company's shareholders at the special meeting.

REQUEST PROCEDURES

Pursuant to this Solicitation Statement, JMI is soliciting requests from holders of outstanding shares of the Company's Common Stock to call the special meeting. By executing a request, a shareholder is requesting the Company to call the special meeting and designate specified persons as the shareholder's agents, and is authorizing the designated agents to set the place, date and time of the special meeting, if held to be permissible, and to exercise all rights of the Requisite Holders incidental to calling and convening the special meeting.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a request with respect to your shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and give instructions for a WHITE request card representing your shares to be signed. JMI urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to JMI in care of D.F. King & Co. at the address or fax number set forth on the back cover of this Solicitation Statement so that JMI will be aware of all instructions given and can attempt to ensure that such instructions are followed.

You may revoke a previously executed request at any time before the delivery of requests from holders of shares representing in the aggregate the purportedly requisite 40% vote to the Secretary of the Company by delivering a written notice of revocation to JMI, care of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005. Although such revocation is also effective if delivered to the Secretary of the Company or to such other recipient as the Company may designate as its agent, JMI requests that either the original or photostatic copies of all revocations be mailed or faxed to JMI, care of D.F. King, so that JMI will be aware of all revocations and can more accurately determine if and when enough requests have been received from the Requisite Holders.

SOLICITATION OF REQUESTS; EXPENSES

The entire expense of preparing and mailing this Solicitation Statement and any other soliciting material and the soliciting of requests (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by JMI. In addition to the use of the mails, requests may be solicited by JMI, its officers, agents and representatives by telephone, telegram, and personal solicitation. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold, and JMI will reimburse such institutions for their reasonable out-of-pocket expenses.

JMI has retained D.F. King & Co., a proxy solicitation firm, to assist in the solicitation of requests at a fee estimated not to exceed $ XXXXX, and will reimburse such firm for its reasonable out-of-pocket expenses. That firm will utilize approximately XX persons in its solicitation efforts.

JMI estimates that its total expenditures relating to the solicitation of requests will be approximately $XXXXXX (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation). Total cash expenditures to date relating to these solicitations have been approximately $XXXX.

JMI intends to seek reimbursement from the Company for JMI's actual expenses incurred in connection with this solicitation and the solicitation of proxies approving the proposals. Following the special meeting, JMI will request that the board of directors approve the reimbursement of such expenses. If the matter is submitted to a vote of the Company's shareholders, JMI will vote its shares in favor of such reimbursement and will accept the results of such shareholder vote.

CERTAIN INFORMATION REGARDING JMI AND OTHER PARTICIPANTS IN THE SOLICITATION

JMI beneficially owns 1,315,233 shares of Common Stock, representing approximately 6.36% of the outstanding shares of the Company's Common Stock. Exhibit A lists certain information regarding ownership of the Common Stock by JMI and transactions in Common Stock made by JMI during the last year. JMI's business address is 100 North Wilkes-Barre Blvd, 4th floor, Wilkes-Barre, PA 18702. JMI is primarily involved in investment and management services. JMI is a wholly-owned subsidiary of Jewelcor Inc., which is a wholly owned subsidiary of S.H. Holdings, Inc. Mr. Holtzman and Evelyn Holtzman, his wife, own, as tenants by the entirety, a controlling interest of S.H. Holdings, Inc. Mr. Holtzman is Chairman and President of JMI and has sole investment discretion and voting authority with respect to shares of Common Stock of the Company that is owned by JMI. Mr. Holtzman acknowledges beneficial ownership of shares of the Common Stock owned by JMI.

Certain information about the directors and executive officers of JMI is set forth in Exhibit A attached hereto. Other than shares of the Company Mr. Holtzman may be deemed to beneficially own, no officer or director of JMI owns any shares of Common Stock.

Except as set forth in this Solicitation Statement or in the Exhibits hereto, to the best knowledge of JMI, none of JMI, any of the persons participating in this solicitation on behalf of JMI, or any associate of any of the foregoing persons:
(i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year, (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, (viii) knows of any currently proposed transaction, or series of similar transactions, to which JMI or any other participant is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective associates had, or will have, a direct or indirect material interest or (ix) has been convicted during the last ten years in a criminal proceeding (excluding traffic violations or other similar misdemeanors). In addition, except as set forth in this Solicitation Statement or in the Exhibits hereto and other than an interest as a shareholder of the Company, to the best knowledge of JMI, none of JMI, any of the persons participating in this solicitation on behalf of JMI, or any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

OTHER MATTERS.

Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although JMI does not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, it does not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

See Exhibit B for information regarding the security ownership of certain beneficial owners and the management of the Company.


SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

The Company's proxy statement dated May 3, 2004, relating to its 2004 annual meeting, indicates that proposals of shareholders intended to be presented at its 2005 annual meeting of shareholders must be received by the Company no later than January 6, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

YOUR SUPPORT IS IMPORTANT

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, WE ARE SEEKING YOUR SUPPORT TO CALL THE SPECIAL MEETING. PLEASE SIGN, DATE, AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED WHITE REQUEST CARD AS SOON AS POSSIBLE.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A REQUEST WITH RESPECT TO YOUR COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A REQUEST TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK.

WHO YOU CAN CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact D.F. King & Co., Information Agent for JMI, at the following address and toll free telephone number:
           D.F. King & Co.
           48 Wall Street
           New York, NY 10005
           XXX-XXX-XXX(toll free)
           XXX-XXX-XXXX (fax)


Sincerely,

Jewelcor Management, Inc.


By: /s/ Seymour Holtzman
---------------------------
Seymour Holtzman

November 18, 2004

                                    EXHIBIT A
                ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS

               Directors and Officers of Jewelcor Management, Inc.


Name and Position                  Position                             Principal Place of Business
-----------------                  --------                             ---------------------------

Seymour Holtzman, Chairman         Director, Chairman, President        100 N. Wilkes Barre Blvd.
                                   and Chief Executive Officer          Wilkes Barre, PA 18702

Richard Huffsmith, Vice            Vice President/General Counsel       100 N. Wilkes Barre Blvd.
President/General Counsel                                               Wilkes Barre, PA 18702

Maria Sciandra, Corporate          Corporate Secretary                  100 N. Wilkes Barre Blvd.
Secretary and Director                                                  Wilkes Barre, PA 18702

Joseph Litchman, Director          Director                             100 N. Wilkes Barre Blvd.
                                                                        Wilkes Barre, PA 18702

The following table sets forth information regarding holdings of Common Stock by JMI as of November 15, 2004. Unless otherwise noted, JMI has sole voting and investment power over the shares beneficially owned.

                                Shares Participant
                                      Holds or
                                 May Be Deemed to
                                       Hold
  Participant & Address             Beneficially         Percent of Class
----------------------------------------------------------------------------
Jewelcor Management, Inc. (1)         1,315,233             6.36 (2)
100 N. Wilkes-Barre Blvd
Wilkes-Barre, PA 18702
----------------------------------------------------------------------------

(1) Seymour Holtzman acknowledges beneficial ownership of the Common Stock owned by Jewelcor Management, Inc.

(2) Based on the number of shares of Common Stock outstanding as reported in the Company's 10-Q for the fiscal quarter ended September 30, 2004.

Transactions In Stock of the Company
------------------------------------
The following transactions are the only transactions by JMI during the past two years ending November 15, 2004 with regard to the Common Stock.

                    Jewelcor Management, Inc. - Argonaut Purchases
-------------------------------------------------------------------------------
                          Shares           Price Per            Total
      Date               Purchased         Share (a)             Cost
-------------------------------------------------------------------------------

    4/12/2004               4,000        $      1.71          $  6,847
    4/15/2004              15,100               1.70            25,624
    4/16/2004               6,400               1.71            10,946
    4/16/2004                 800               1.75             1,401
    4/19/2004              42,310               1.70            71,744
    4/20/2004             108,380               1.75           189,530

    4/21/2004              59,690               1.79           106,643
    4/22/2004              11,703               1.75            20,424
    4/23/2004              41,692               1.79            74,619
    4/26/2004             197,295               1.76           348,020
    4/27/2004              10,660               1.77            18,823
    4/28/2004              82,763               1.73           143,561
    4/29/2004              43,160               1.71            73,922
    4/30/2004             215,928               1.33           286,180
     5/3/2004              92,675               1.33           123,264
     5/4/2004              55,370               1.31            72,404
     5/5/2004              21,565               1.27            27,462
     5/6/2004              47,512               1.24            58,839
     5/7/2004              42,150               1.24            52,461
    5/10/2004              17,990               1.20            21,537
    5/11/2004               9,678               1.23            11,917
    5/12/2004              37,000               1.22            45,323
    5/13/2004              16,500               1.24            20,383
    5/14/2004              26,643               1.27            33,867
    5/17/2004              14,950               1.39            20,718
    5/18/2004              62,845               1.57            98,491
    5/19/2004               7,524               1.61            12,087
    5/20/2004              16,800               1.59            26,782
    5/21/2004               3,650               1.61             5,884
    5/25/2004               2,500               1.62             4,060

                        1,315,233                            2,013,761

               (a) including commissions

The total number of shares held by JMI as of November 15, 2004, is 1,315,233, approximately 6.36% of the Company's total shares outstanding.

The amount of funds expended by JMI to acquire the 1,315,233 shares of Common Stock held in its name is $2,013,761. Such funds were provided in part from JMI's funds and, from time to time, in part by margin account loans from Spear, Leeds & Kellogg ("SLK"), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from SLK were made in margin transactions on SLK's usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the Broker's respective call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers. As of November 15, 2004, the total amount of indebtedness was approximately 9.3% of the total value of such shares.

Neither JMI nor Mr. Holtzman is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock.

Transactions with the Company
-----------------------------
Neither JMI nor Mr. Holtzman has engaged in any transactions with the Company.

                                    EXHIBIT B

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as presented in the Company's Proxy Statement filed on March 17, 2004, by (i) each director of the Company; (ii) each executive officer of the Company; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. While JMI does not have any knowledge that would indicate that any statement contained in this Exhibit B is untrue, JMI takes no responsibility for the accuracy or completeness of such information, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.


Beneficial Ownership Table as of March 1, 2004 (15)


Beneficial Ownership Table as of March 1, 2004 (15)

                                                       Number of            Percent of
                                                         Shares               Shares
                                                      Beneficially          Beneficially
Name and Address of Beneficial Owner                    Owned (1)             Owned (2)
                                                    -----------------     ----------------
Named Executive Officers and Directors
Lissa A. Goldenstein (3)                                380,361                   1.8%
David J. Foster (4)                                      86,222             *
Howard D. Goldstein (5)                                 130,252             *
Gordon B. Tredger (6)                                    77,067             *
Jeffrey W. Labadie, Ph.D. (7)                           149,246             *
W. Colin Jones (8)                                      318,932                   1.6%
Brook H. Byers (9)                                      166,263
 Kleiner Perkins Caufield & Byers
 2750 Sand Hill Road
 Menlo Park, CA 94025
David Ludvigson (10)                                      8,614             *
Brian Metcalf, Ph.D. (11)                                80,337             *
 Incyte Corporation
 3160 Porter Drive
 Palo Alto, Ca 94304
Peter Macintyre (12)                                     55,733             *
All directors and named executive officers
as a group (10 people)                                1,453,027                   6.7%
Five Percent or Greater Stockholders (15)
Husic Capital Management (13)                         5,006,865                  24.2%
Jewelcor Management Inc.(14)                          1,315,233                  6.36%

* Less than 1%.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares owned by such person. The number of shares beneficially owned includes Common Stock that such individual has the tight to acquire either currently or within 60 days after March 1, 2004, including upon the exercise of an option

(2) Percentage of beneficial ownership is based upon 20,471,164 shares of Common Stock outstanding as of March 1, 2004. Based on JMI's calculation the per cent owned by L. Goldenstein is incorrect and should be 1.9% and the directors and named officers as a group is incorrect and should be 7.1%. For each named person, this percentage includes Common Stock that person has the right to acquire either currently or with 60 days after March 1, 2004, including upon the exercise of an option; however, such Common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3) Includes 316,445 shares subject to options exercisable within 60 days of March 1, 2004.

(4) Includes 71,222 shares subject to options exercisable within 60 days of March 1, 2004.

(5) Includes 110,184 shares subject to options exercisable within 60 days of March 1, 2004. Howard Goldstein was our Senior Vice President, Marketing, Sales and Service at the end of 2003 and resigned effective April 16, 2004.

(6) Includes 77,067 shares subject to options exercisable within 60 days of March 1, 2004.

(7) Includes 127,556 shares subject to options exercisable within 60 days of March 1, 2004

(8) Includes 47,667 shares subject to options exercisable within 60 days of March 1, 2004

(9) Includes 97,187 shares held directly by Mr. Byers, 23,603 shares held by trust in which members of his family are the beneficiaries of which Mr. Byers is not the trustee and 45,833 shares subject to options exercisable within 60 days of March 1, 2004. Mr. Byers disclaims beneficial ownership of the shares held by trust.

(10) Includes 8,333 shares subject to options exercisable within 60 days of March 1, 2004

(11) Includes 80,337 shares subject to options exercisable within 60 days of March 1, 2004 (12) Includes 55,733 shares subject to options exercisable within 60 days of March 1, 2004

(13) Based on amendment no. 1 to Schedule 13D filed on November 12, 2004 with the SEC, Husic Capital Management owns 5,006,865 shares. Percent of shares owned is based on 20,605,050 shares outstanding as of October 31, 2004 per the 10-Q for September 30, 2004.

(14) Based on amendment no. 3 to Schedule 13D filed on May 26, 2004 with the SEC, Jewelcor Management Inc. owns 1,315,233 shares. Percent of shares owned is based on 20,605,050 shares outstanding as of October 31, 2004 per the 10-Q for September 30, 2004.

(15) As of March 1, 2004 except for 5% Stockholders that have been updated per latest 13D filings. Percent of shares owned is based on 20,605,050 shares outstanding as of October 31, 2004 per the 10-Q for September 30, 2004.

                                   REQUEST OF
                    SHAREHOLDERS ARGONAUT TECHNOLOGIES, INC.

             THIS REQUEST IS SOLICITED BY JEWELCOR MANAGEMENT, INC.
  TO CALL A SPECIAL MEETING OF THE SHAREHOLDERS OF ARGONAUT TECHNOLOGIES, INC.


The undersigned is a shareholder of common stock of the Argonaut Technologies, Inc. (the "Company") and hereby submits this request to call a special meeting of the Company's shareholders for the purposes of considering the Proposals described in the Solicitation Statement and designate specified persons as the shareholder's agents and authorizing the designated agents to set the place, date and time of the special meeting, if held to be permissible, and exercise all rights of the Requisite Holders incidental to calling and convening the special meeting. NOTHING CONTAINED IN THIS INSTRUMENT SHALL BE CONSTRUED TO GRANT JEWELCOR MANAGEMENT, INC. ("JMI") THE RIGHT, POWER OR AUTHORITY TO VOTE ANY SHARES OWNED BY THE UNDERSIGNED AT THE SPECIAL MEETING.


The undersigned hereby authorizes JMI or any agent thereof to collect and deliver this request to the Company.


This request supercedes, and the undersigned hereby revoke, any earlier dates revocation which the undersigned may have submitted to JMI, the Company or any designees of either.

Print Name:_______________________________________________________________

Signature:________________________________________________________________

Signature (if held jointly):______________________________________________

Title (only if shares are held by an entity):_____________________________

Number of shares beneficially owned
(and as to which you have the right to vote):_____________________________


Dated:______________________________________________________



Please sign exactly as your shares are registered. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This demand will represent all shares held in all capacities.


                 PLEASE COMPLETE, SIGN, DATE, AND MAIL PROMPTLY
                IN THE ENCLOSED ENVELOPE BEFORE DECEMBER __, 2004




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